Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 pre-effective amendment No. 5 of our report dated July 15, 2010, relating to the audit of the consolidated financial statements of China Yuan Hong Fire Control Group Holdings Ltd. for the years ended December 31, 2009 and 2008 and to the reference to our Firm under the caption “Experts” in the Prospectus.

Signed: “MSCM LLP”

Chartered Accountants

Licensed Public Accountants

February 22, 2011